UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2026
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

555 Heritage Drive, Suite 200
Jupiter
Florida	33458
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.
On April 24, 2026, Ligand Pharmaceuticals Incorporated (the “Company”) delivered written notice to Viking Therapeutics, Inc. (“Viking”) of termination of the TR-Beta Program (the “Termination Notice”) under that certain Master License Agreement, dated May 21, 2014, by and among the Company, Metabasis Therapeutics, Inc. and Viking, as amended by the First Amendment dated September 6, 2014, the Second Amendment dated April 8, 2015, and the Waiver, Consent and Third Amendment dated March 21, 2016 (the “License Agreement”). Capitalized terms used herein shall have the meanings assigned to them in the License Agreement, which has been filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and is herein incorporated by reference.
The Termination Notice provides ten (10) days’ prior written notice of termination of the TR-Beta Program (including, but not limited to, VK2809 and VK0214) pursuant to the License Agreement, effective May 4, 2026 (the “Termination Date”), as a result of the Company’s assertion that Viking materially breached its obligation to use Commercially Reasonable Efforts to develop and commercialize the TR-Beta Program under the License Agreement.
Upon the Company’s termination of the TR-Beta Program, the License Agreement provides for, among other things, that all licenses granted to Viking with respect to the Licensor Technology and Licensed Products with respect to the TR-Beta Program shall terminate. Viking is also obligated to grant to the Company a non-exclusive, worldwide, royalty-bearing, sublicensable license under any Patent Rights and Know-How Controlled by Viking (including without limitation any Developed Technology) to the extent necessary to make, have made, import, use, offer to sell and sell the Licensed Products with respect to the TR-Beta Program anywhere in the world at a royalty rate of low single digits and otherwise on reasonable terms and conditions to be agreed upon by the Parties in good faith upon any such termination of such Licensed Program by Ligand.
Viking is disputing the Company’s right to terminate the TR-Beta Program pursuant to the terms of the License Agreement. The Company believes its right to terminate the TR-Beta Program is valid pursuant to the terms of the License Agreement, and intends to vigorously enforce its right to terminate the TR-Beta Program under the License Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: April 30, 2026	By: /s/ Andrew Reardon Name: Andrew Reardon Title: Chief Legal Officer and Secretary